Exhibit 4.2
NINTH SUPPLEMENTAL INDENTURE
     THIS NINTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 4, 2006, by and among Kerr-McGee Corporation, a Delaware corporation (the “Company”), Anadarko Petroleum Corporation (“Parent Guarantor”), a Delaware corporation and sole stockholder of the Company, and Citibank, N.A., a national banking association incorporated and existing under the laws of the United States of America, as trustee under the indenture referred to below (the “Trustee”).
WITNESSETH:
     WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of August 1, 1982, as supplemented by that certain First Supplemental Indenture, dated as of May 7, 1996, between the Company and the Trustee, that certain Third Supplemental Indenture, dated as of November 1, 1999, between the Company and the Trustee, that certain Fourth Supplemental Indenture, dated as of January 18, 2000, between the Company and the Trustee, that certain Fifth Supplemental Indenture, dated as of February 11, 2000, between the Company and the Trustee, that certain Sixth Supplemental Indenture, dated as of June 26, 2001, between the Company and the Trustee, that certain Seventh Supplemental Indenture, dated as of August 1, 2001, between the Company and the Trustee, and that certain Eighth Supplemental Indenture, dated as of December 31, 2002, between the Company and the Trustee (as so supplemented, the “Indenture”), providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness in one or more series (the “Securities”), up to such principal amounts as may be authorized in or pursuant to one or more Board Resolutions; and
     WHEREAS, pursuant to Section 901 of the Indenture, the Company, when authorized by a Board Resolution, and the Trustee are authorized to enter into a Supplemental Indenture (i) pursuant to clause (c) thereof, to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities stating that such covenants are expressly being included solely for the benefit of such series) as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the Holders of such Securities or (ii) pursuant to clause (f) thereof, to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of any Holder; and
     WHEREAS, there are Outstanding on the date hereof Securities of two series consisting of $150,000,000 aggregate principal amount of the 6.625% Notes due October 15, 2007 and $150,000,000 aggregate principal amount of the 7.125% Debentures due September 15, 2027 (the “Outstanding Securities”); and
     WHEREAS, as the result of (i) the termination of the registration under the Securities Exchange Act of 1934 (the “Exchange Act”) of the common stock of the Company pursuant to the filing of a Form 15 with the Commission on August 11, 2006 (which termination thereby eliminated the reporting obligations of the Company pursuant to Section 13 of the Exchange Act); (ii) the filing of a Form 15 with the Commission on October 4, 2006 (which filing thereby suspended the reporting obligations of the Company pursuant to Section 15(d) of the Exchange Act with respect to the Outstanding Securities); and (iii) the Commission not having to date adopted any rules or regulations requiring the Company to file any supplementary information, documents or reports with the Commission or the Trustee if the Company is not required to file information, documents or reports pursuant to Section 13 or Section 15(d) of the Exchange Act, the Company is not required to file any reports with the Trustee or the Commission pursuant to the Trust Indenture Act or Section 704 of the Indenture (the “Existing Reporting Provision”); and
     WHEREAS, the Company proposes to amend the Indenture to provide that, so long (and only so long) as the Company has no obligation to file any information, documents, or reports with the Trustee or the Commission under the Trust Indenture Act or Existing Reporting Provision, the Holders of all Securities issued under the Indenture have the benefit of a guarantee by Parent Guarantor of the obligations of the Company under such Securities (the “Parent Guarantor Provisions”); and
     WHEREAS, the addition of the Parent Guarantor Provisions to the Indenture will affect the interests of any Holder under the Indenture solely by adding to the covenants of the Company thereunder further covenants of the Parent Guarantor for the protection of such Holders under the Indenture; and
     WHEREAS, in the Unanimous Written Consent of the Board of Directors of the Company (the “Board”) dated October 4, 2006 (the “Consent”), the Board determined that (i) it considers the addition of the Parent Guarantor Provisions to the Indenture to be for the protection of the Holders of all Securities of all series under the Indenture and (ii) the Parent Guarantor Provisions do not adversely affect the interests of any Holder under the Indenture; and
     WHEREAS, as a result of such determinations by the Board, pursuant to Section 901(c) and (f) of the Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture to add the Parent Guarantor Provisions to the Indenture; and
     WHEREAS, the sole purpose and effect of this Supplemental Indenture is the addition of the Parent Guarantor Provisions to the Indenture; and
     WHEREAS, pursuant to Sections 901, 903, 905, 102 and 103 of the Indenture, the Company has delivered a request to the Trustee requesting the Trustee to join with the Company in the execution of this Supplemental Indenture, accompanied by (1) the Consent that contains resolutions of the Board (x) authorizing the execution of this Supplemental Indenture and (y) approving this Supplemental Indenture and (2) an Officers’ Certificate and Opinion of Counsel stating that in the opinion of the signer(s) thereof, all conditions and covenants provided for in the Indenture relating to the proposed action have been complied with; and
     WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by a Board Resolution and all acts, conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes set forth herein have been done and taken, and the execution and delivery of this Supplemental Indenture has been in all respects duly authorized.
     NOW, THEREFORE, intending to be legally bound hereby, each of the Company, Parent Guarantor and the Trustee has executed and delivered this Supplemental Indenture.
ARTICLE ONE
AMENDMENT
     Section 101. Additional Provision. The Indenture shall be amended to include the following ARTICLE FIFTEEN to follow ARTICLE FOURTEEN, to read as follows:

ARTICLE FIFTEEN
PARENT GUARANTEE
     Section 1501. Parent Guarantee. So long (and only so long) as the Company is Non-Reporting, Parent Guarantor hereby unconditionally guarantees (such guarantee to be referred to herein as a “Parent Guarantee”) to each Holder of Securities of each series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, such Securities or the obligations of the Company hereunder or thereunder, (i) the due and punctual payment of the principal of and any premium or interest on such Securities, whether at maturity or on an interest payment date, by acceleration, pursuant to an offer to purchase such Securities or otherwise, and interest on the overdue principal of and interest, if any, on such Securities, if lawful, and all other obligations of the Company to the Holders of such Securities or the Trustee hereunder or thereunder shall be promptly paid in full, all in accordance with the terms hereof and thereof including all amounts payable to the Trustee under Section 607 hereof, and (ii) in case of any extension of time of payment or renewal of any such Securities or any of such other obligations, the same shall be promptly paid in full when due or to be performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     If the Company fails to make any payment when due of any amount so guaranteed for whatever reason, so long (and only so long) as the Company is Non-Reporting, Parent Guarantor shall be obligated to pay the same immediately. Parent Guarantor hereby agrees that, so long (and only so long) as the Company is Non-Reporting, its obligations hereunder shall be continuing, absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of the Securities, this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Parent Guarantor. Parent Guarantor hereby waives diligence, presentment, demand of payment, demand of performance, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest, notice and all demand whatsoever and covenants that, so long (and only so long) as the Company is Non-Reporting, its Parent Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities guaranteed by the Parent Guarantee, in this Indenture and in this Article Fifteen. If any Holder of Securities or the Trustee is required by any court or otherwise to return to the Company or Parent Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or Parent Guarantor, any amount paid by the Company or Parent Guarantor to the Trustee or such Holder, this Article Fifteen, to the extent theretofore discharged with respect to the Parent Guarantee, so long (and only so long) as the Company is Non-Reporting, shall be reinstated in full force and effect. Parent Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Securities of a series guaranteed hereby by Parent Guarantor in respect of any obligations guaranteed hereby by such Parent Guarantee until payment in full of all such obligations. Parent Guarantor further agrees that, as between Parent Guarantor, on the one hand, and the Holders of Securities and the Trustee on the other hand, (i) the maturity of the obligations guaranteed hereby by such Parent Guarantee may be accelerated as provided in Article Five hereof for the purposes of the Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) so long (and only so long) as the Company is Non-Reporting, in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Parent Guarantor for the purpose of this Article Fifteen. In addition, without limiting the foregoing, upon the effectiveness of an acceleration under Article Five, so long (and only so long) as the Company is Non-Reporting, the Trustee may make a demand for payment on the Securities under the Parent Guarantee thereof to the extent not discharged.
     Parent Guarantor shall be subrogated to all rights of the Holder of any Securities guaranteed hereby by the Parent Guarantee against the Company in respect of any amounts paid to such Holder by Parent Guarantor pursuant to the provisions of the Parent Guarantee; provided that Parent Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and interest on all such Securities shall have been paid in full.
     The Parent Guarantee provided in this Section 1501 shall not be valid or become obligatory for any purpose with respect to a Security unless the certificate of authentication on such Security shall have been signed by the Trustee or any duly appointed agent.
     Section 1502. Obligations of the Parent Guarantor Unconditional. Nothing contained in this Article Fifteen or elsewhere in this Indenture or in any Security is intended to or shall impair, as between Parent Guarantor and the Holders of the Securities guaranteed by Parent Guarantor’s Parent Guarantee, the obligations of Parent Guarantor, so long (and only so long) as the Company is Non-Reporting, which are otherwise absolute and unconditional, to pay to such Holders the principal of and interest on such Securities as and when the same shall become due and payable in accordance with the provisions of Parent Guarantee or is intended to or shall affect the relative rights of such Holders and creditors of Parent Guarantor, nor shall anything herein or therein prevent the Trustee or any such Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture in respect of cash, property or securities of Parent Guarantor received upon the exercise of any such remedy.
     Upon any distribution of assets of Parent Guarantor referred to in this Article Fifteen, the Trustee, subject to the provisions of Sections 601 and 603, and the Holders of the Securities guaranteed hereby by Parent Guarantor shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to such Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of other indebtedness of Parent Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen.
     Section 1503. Article Fifteen Not To Prevent Events of Default. The payment of principal or interest on the Securities of any series by reason of any provision in this

Article Fifteen shall not be construed as preventing the occurrence of an Event of Default.
     Section 1504. No Parent Guarantee Notation. Parent Guarantor hereby agrees that its Parent Guarantee shall be evidenced by each Security authenticated and delivered by the Trustee under this Indenture (whether before or after the date this Article Fifteen became effective) and shall remain in full force and effect notwithstanding that the Parent Guarantee shall not be notated separately on any Security.
     Section 1505. Definitions.
     “Non-Reporting” means, with respect to the Company, not being required to file any information, documents or reports with the Commission or the Trustee pursuant to the Trust Indenture Act or Section 704 hereof.
     “Parent Guarantor” means Anadarko Petroleum Corporation, a Delaware corporation, until a successor corporation shall have become such pursuant to Section 1506 of this Indenture, and thereafter “Parent Guarantor” shall mean such successor corporation.
     Section 1506. When Parent Guarantor May Consolidate or Merge. Parent Guarantor will not consolidate with or merge with or into any Person unless:
     (A) the resulting, surviving or transferee Person (if not Parent Guarantor or the Company) shall be a Person organized and existing under the laws of the jurisdiction under which Parent Guarantor was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume all the obligations of Parent Guarantor under its Parent Guarantee hereunder;
     (B) immediately after giving effect to such transaction or transactions, no default in the performance (i) by the Company of the covenants and conditions of this Indenture to be performed by the Company or (ii) by Parent Guarantor (including the resulting, surviving or transferee Person in such transaction or transactions) of the covenants and conditions of this Indenture to be performed by Parent Guarantor, shall have occurred and be continuing; and
     (C) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation or merger, and, if applicable, the assumption by the resulting or surviving Person of Parent Guarantor’s obligations under its Parent Guarantee hereunder, complies with the Indenture.
     If the conditions set forth in (A), (B) and (C) above are otherwise satisfied, the consolidation or merger of Parent Guarantor with or into any Person shall not be or be deemed to be a violation, default or breach by Parent Guarantor of any of the provisions of Article Fifteen hereof.
     Section 1507. Indenture and Securities Solely Corporate Obligations. No recourse for the payment of principal of or interest on any Security or for any claim based on any Security or this Indenture shall be had against any director or officer or stockholder, past, present or future, of Parent Guarantor. Any such claim against any such

Person is expressly waived as a condition of, and as consideration for, the Parent Guarantee and the provisions hereof.
ARTICLE TWO
MISCELLANEOUS PROVISIONS
     Section 201. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.
     Section 202. Acceptance by Trustee. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to perform the Indenture as supplemented hereby, but only upon the terms and conditions set forth in the Indenture.
     Section 203. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein are used with the respective meanings ascribed to such terms in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     Section 204. Provisions Binding on Company’s Successors. All of the covenants, stipulations, promises and agreements made in this Supplemental Indenture by the Company shall bind its successors and assigns whether so expressed or not. All of the covenants, stipulations, promises and agreements made in this Supplemental Indenture by Parent Guarantor shall bind its successors and assigns whether so expressed or not. All of the covenants, stipulations, promises and agreements made in this Supplemental Indenture by the Trustee shall bind its successors and assigns whether so expressed or not.
     Section 205. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 206. Governing Law. This Supplemental Indenture shall be deemed to be a contract made under the law of the State of New York and for all purposes shall be construed in accordance with the law of said State.
     Section 207. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Supplemental Indenture shall become effective and constitute a binding agreement between the parties hereto when counterparts hereof shall have been executed and delivered by each of the parties hereto.
     Section 208. Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 209. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof or of the Indenture which is required to be included in the Indenture by any of the provisions of the Trust Indenture Act, such required provisions shall control.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Ninth Supplemental Indenture as of the date first above written.

KERR-MCGEE CORPORATION

		By:	/s/ Robert G. Gwin

		Name:	Robert G. Gwin
		Title:	Vice President and Treasurer

Attest:

/s/ Krista M. Crabtree

Name:	Krista M. Crabtree
Title:	Assistant Secretary

ANADARKO PETROLEUM CORPORATION

		By:	/s/ Robert G. Gwin

		Name:	Robert G. Gwin
		Title:	Vice President, Finance and Treasurer

Attest:

/s/ Krista M. Crabtree

Name:	Krista M. Crabtree
Title:	Assistant Secretary

CITIBANK, N.A., as Trustee

		By:	/s/ Robert T. Kirchner

		Name:	Robert T. Kirchner
		Title:	Vice President

Attest:

/s/ Louis Piscitelli

Name:	Louis Piscitelli
Title:	Vice President
Signature Page to Ninth Supplemental Indenture